RIGHT OF FIRST OFFER AGREEMENT

THIS RIGHT OF FIRST OFFER AGREEMENT (this “Agreement”) is made and entered into as of [_______], 2011, by and between ARC Properties Operating Partnership, L.P., a Delaware limited partnership (the “Partnership”), and ARC Real Estate Partners, LLC, a Delaware limited liability company (the “Offeror”).

RECITALS

WHEREAS, the Offeror owns 100% of the equity interests in American Realty Capital IV, LLC, a Delaware limited liability company (the “Owner”).

WHEREAS, the Owner owns indirectly the portfolio of properties set forth on Exhibit A (collectively, the “Properties”) through its ownership of 100% of the equity interests in the property owners listed on Exhibit A (collectively, the “Property Owners”).

WHEREAS, American Realty Capital Properties, Inc. (the “REIT”), an affiliate of the Offeror, is offering for sales shares of its common stock, par value $0.01 per share, in an initial public offering (“IPO”) pursuant to a registration statement on Form S-11 (File No. 333-172205) (the “Registration Statement”), in connection with which the parties hereto have entered into that certain Contribution Agreement, dated February 4, 2011, pursuant to which the Offeror has agreed to contribute 100% of its indirect equity interests in a portfolio of 63 properties in exchange for units of limited partner interests in the Partnership concurrently with the closing of the IPO.

WHEREAS, the Offeror is entering into this Agreement in order to facilitate the IPO and to minimize potential conflicts for the REIT and the Partnership with respect to its continuing interest in the Properties.

WHEREAS, the Partnership has requested, and the Offeror has agreed to grant the Partnership, a right of first offer relating to the sale of Properties or any direct or indirect interest therein on the terms and subject to the conditions hereinafter set forth.

AGREEMENT

 NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.               Definitions.  For purposes of this Agreement:

(a)           “Affiliate” means, with respect to any Person, a Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person.  For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

(b)           “Business Day” means any day that is not a Saturday, Sunday or legal holiday in the State of New York.

(c)           “Person” means an individual, partnership, corporation, limited liability company, joint venture, association, trust, unincorporated organization or other entity, or a government or agency or political subdivision thereof.

(d)           “Property Owner” means the entity owned directly or indirectly by the Offeror which holds fee title to the Property set forth opposite its name on Exhibit A hereto.

(e)           “Transfer” means (i) a gift, sale, transfer, assignment, conveyance or any other disposition, whether voluntary or involuntary, by operation of law or otherwise, including, without limitation, any transfer occurring upon or by virtue of the bankruptcy, insolvency or dissolution of the Owner, any Property Owner or any Property, (ii) the appointment of a receiver, trustee, conservator or guardian for the Owner, any Property Owner or any Property, (iii) any transfer in a foreclosure or pursuant to any pledge or security agreement of an interest in the Owner, any Property Owner or a Property, or (iv) the transfer, directly or indirectly, of any ownership interest in the Owner or any Property Owner.  For purposes of this Agreement, a “Transfer” shall not include a lease or license of interior or ancillary space within any of the Properties.

Section 2.              Grant of Right of First Offer.  During the period commencing on the date hereof and ending on the earlier of (i) the date that all of the direct or indirect interests in the Properties are Transferred to the Partnership pursuant to this Agreement or to a third party in a manner consistent with this Agreement and (ii) the tenth anniversary of the date hereof, subject to this Section 2 and Section 3 hereof, if the Offeror, the Owner or a Property Owner desires to make a Transfer of (A) the Properties or any interest therein or (B) any interests in the Owner or any Property Owner ((A) and (B) collectively, the “Interests”), then the Offeror shall, or it shall cause the Owner or the applicable Property Owner to, first offer to the Partnership the applicable Properties and/or Interests in accordance with this Section 2 and Sections 3 and 4 hereof.

Section 3.              Right of First Offer Procedures

(a)           First Offer.  If the Offeror, the Owner and/or any of the Property Owners intends to Transfer any of the Interests and/or Properties to a Person other than an Affiliate of the Offeror (subject to Section 3(b)), then the Offeror shall first offer to Transfer such Interests and/or Properties (as applicable) to the Partnership in accordance with the following:

(i)
The Offeror shall first deliver written notice (the “Offer Notice”) to the Partnership of the intention to transfer any or all of the Interests and/or the Properties by the Offeror, the Owner and/or the Property Owners (as applicable), which shall specify the Interests and/or the Properties being offered (the “Offered Assets”).

(ii)
The Partnership shall have thirty (30) days following its receipt of the Offer Notice to deliver a proposal (the “Proposal”) to the Offeror, which shall specify:  (A) the proposed purchase price for the Offered Assets (the “Offer Price”); (B) any additional fees or other consideration to be paid for the Offered Assets (together with the Offer Price, the “Offer Consideration”), (C) a proposed date for the closing of the purchase and sale of the Offered Assets; (C) all other material terms and conditions of the proposal to purchase the Offered Assets; and (D) a statement providing that the Proposal constitutes a binding offer to purchase the Offered Assets for the Offer Consideration and on the other terms and subject to the conditions set forth in the Proposal.  The Partnership shall have the right to purchase all, but not less than all, of the Offered Assets on the terms and subject to the conditions set forth in the Proposal.

(iii)
The Offeror shall have the right to sell all, but not less than all, of the Offered Assets on the terms and subject to the conditions set forth in the Proposal.  The Offeror may exercise such right only by delivering, to the Partnership within sixty (60) days following its receipt of the Proposal, written notice (a “ROFO Acceptance Notice”) electing to sell the Offered Assets for the Offer Consideration and upon such other terms and conditions set forth in the Proposal.  If the Offeror fails to elect in accordance with the provisions of this Section 3(a)(iii) to sell all of the Offered Assets, then the Offeror shall be deemed to have declined to sell any of the Offered Assets.  Each ROFO Acceptance Notice shall be deemed to be an irrevocable commitment to sell to the Partnership the Offered Assets which the Partnership has elected to purchase for the Offer Consideration and upon such other terms and conditions set forth in the Proposal pursuant to such ROFO Acceptance Notice.

(iv)
If the Offeror has elected in accordance with the provisions of this Section 3 to sell the Offered Assets, the Partnership shall be obligated to purchase at the Offer Consideration such Offered Assets, at a closing as set forth in Section 4 hereof.

(v)
If the Offeror does not elect to sell all of the Offered Assets available for purchase under this Section 3 within the period provided in Section 3(a)(iii), (A) the Partnership shall be under no obligation to purchase any of the Offered Assets unless the Partnership so elects and (B) the Offeror may, within a period of one hundred eighty (180) days from the expiration of the time within which the Offeror may elect to sell the Offered Assets, subject to the provisions of this Section 3, sell all (but not less than all) of the Offered Assets to one or more bona fide third party purchasers that are not Affiliates of the Offeror (each a “Third Party Transferee”) at a price not less than ninety five percent (95%) of the Offer Consideration, and on such other economic terms and conditions as are no more favorable to the proposed Third Party Transferee than those specified in the Proposal.

(vi)
If the Offeror does not complete the sale of the Offered Assets within such one hundred and eighty (180) day period, the provisions of this Section 3 shall again apply, and no sale of such Offered Assets by the Offeror, the Owner and/or the Property Owners shall be made otherwise than in accordance with the terms of this Agreement.

(b)           Transfer to an Affiliate.  Notwithstanding anything herein to the contrary, the Offeror may Transfer any or all of the Interests and/or the Properties to an Affiliate of the Offeror, provided that such Affiliate executes a joinder to this Agreement in form and substance reasonably satisfactory to the Partnership, after which such Affiliate shall be deemed to be an “Offeror” hereunder.

Section 4.              Closing

(a)           Time and Place.  The closing of a purchase of all (but not less than all) of the Offered Assets (a “Closing”) by the Partnership pursuant to Section 3 shall take place on the date specified in the Proposal, which shall be no later than ninety (90) days after the date of the delivery to the Offeror of each Proposal, in accordance with definitive transfer agreements reasonably acceptable to the Offeror and the Partnership, at 10:00 a.m. local time at the principal offices of the Partnership, or at such other date, time or place as the parties to such purchase and sale shall agree.

(b)           Deliveries by the Offeror.  At a Closing, the Offeror, the Owner and/or the Property Owners (as applicable) shall sell, transfer and deliver to the Partnership appropriate conveyancing instruments which convey full right, title and interest in and to the Offered Assets to be purchased by the Partnership, free and clear of all liens, security interests, adverse claims or restrictions of any kind and nature (except in the case of a sale of Properties, those liens set forth on the title policy to be acquired by the Partnership upon the acquisition of such Properties) and shall deliver to the Partnership a certificate of membership interest(s), assignment of membership interest(s) or grant deed(s), as applicable, representing the Offered Assets sold to the Partnership.

(c)           Payment.  Simultaneously with delivery of such conveyancing instruments to the Partnership for the Offered Assets, the Partnership shall deliver to the Offeror, the Owner and/or the Property Owners (as applicable) an amount in immediately available funds equal to the Offer Price for the Offered Assets being acquired by the Partnership, together with any other Offer Consideration, in full payment of the purchase price of the Offered Assets purchased by the Partnership.

Section 5.              Confidentiality.  The Partnership or any agent acting by, through, under or on its behalf shall be strictly prohibited from disclosing to any third party (other than financial sources, consultants, representatives and prospective Third Party Transferees) the terms, conditions or status of negotiations or discussions with the Offeror concerning the proposed Transfer of the Offered Assets except to the extent such matters are already public knowledge or are required under applicable securities laws.  The Offeror or any agent acting by, through, under or on its behalf shall be strictly prohibited from disclosing to any third party (other than financial sources, consultants, representatives and prospective Third Party Transferees) the terms, conditions or status of negotiations or discussions with the Partnership concerning the proposed Transfer of the Offered Assets except to the extent such matters are already public knowledge or are required under applicable securities laws.  Notwithstanding anything herein to contrary, the parties hereto acknowledge and agree that this Agreement may be filed as an exhibit to the Registration Statement.

Section 6.              Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed given when (a) delivered personally, (b) five (5) Business Days after being mailed by certified mail, return receipt requested and postage prepaid, (c) one (1) Business Day after being sent by a nationally recognized overnight courier or (d) transmitted by facsimile if confirmed within 24 hours thereafter by a signed original sent in the manner provided in clause (a), (b) or (c) to the parties at the addresses set forth below (or at such other address for a party as shall be specified by notice from such party):

If to the Partnership:		ARC Properties Operating Partnership, L.P.
405 Park Avenue
New York, New York 10022
Attention: William M. Kahane

with a copy to:

Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
	Attention:	Peter M. Fass, Esq.
Steven L. Lichtenfeld, Esq.

If to the Offeror:		ARC Real Estate Partners, LLC
405 Park Avenue
New York, New York 10022
Attention: William M. Kahane

with a copy to:

Proskauer Rose LLP
Eleven Times Square
New York, NY 10036
	Attention:	Peter M. Fass, Esq.
Steven L. Lichtenfeld, Esq.

Section 7.              Miscellaneous

(a)           Amendments. No term or provision of this Agreement may be amended, modified, supplemented, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement thereof is sought.

(b)           Severability.  If any provision of this Agreement or the application thereof to any entity, person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application of the provisions hereof to other entities, persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

(c)           Controlling Law.  The terms and provisions of this Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of New York, without regard to its conflict of laws principles.

(d)           Successors and Assigns.  No party shall assign (voluntarily, by operation of law or otherwise) this Agreement or any right, interest or benefit under this Agreement without the prior written consent of each other party hereto; provided, however, that the Partnership may assign this Agreement or any right, interest or benefit under this Agreement to one or more of its subsidiaries without the prior written consent of the Offeror.  Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

(e)           Captions.  The paragraph and section captions utilized herein are in no way intended to interpret or limit the terms and conditions hereof, but rather, they are intended for purposes of convenience only.

(f)           Gender.  All words herein which are expressed in the neuter gender shall be deemed to include the masculine, feminine and neuter genders and any word herein which is expressed in the singular or plural shall be deemed, whenever appropriate in the context, to include the plural and the singular, respectively.

(g)           Exhibits.  The exhibits attached hereto are hereby incorporated herein by reference and made a part hereof.

(h)           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be taken to be one and the same instrument, for the same effect as if all of the parties hereto had signed the same signature page.  Any signature page of this Agreement may be detached from any counterpart of this Agreement without impairing the legal effect of any signatures thereon and may be attached to another counterpart of this Agreement identical in form hereto but having attached to it one or more additional signature pages.

(i)           Submission To Jurisdiction; Waivers.  The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in Borough of Manhattan, City of New York, State of New York, with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date and year first above written.

ARC PROPERTIES OPERATING PARTNERSHIP, L.P.

By:	AMERICAN REALTY CAPITAL PROPERTIES, INC.
Its general partner

By:
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer

ARC REAL ESTATE PARTNERS, LLC

By:
	Name:	Nicholas S. Schorsch
	Title:	Manager

Exhibit A

List of Properties and Property Owners

Property Owner	Property

ARC TSCARTX001, LP	2001 W. Panola St., Carthage, Texas 75633
ARC TSLUBTX001, LP	7531 82nd St., Lubbock, Texas 79424
ARC TXGRNTX001, LP	2101 W. Highway 377, Granbury, Texas 76048
ARC TSODETX001, LP	7800 E. Highway 191, Odessa, Texas 79765
ARC TSSHRLA001, LLC	9630 Mansfield Road Shreveport, Louisiana 71118
ARC TSDRLA001, LLC	1050 N. Pine St., DeRidder, Louisiana 70634

A-1